UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: July 1, 2020
 (Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud,	Switzerland	None
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

Logitech International S.A.
EPFL - Quartier de l'Innovation
Daniel Borel Innovation Center
1015 Lausanne	Switzerland
c/o Logitech Inc.
7700 Gateway Boulevard
Newark	California	94560
(Address of principal executive offices and zip code)

510	795-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Registered Shares	LOGN	SIX Swiss Exchange
Registered Shares	LOGI	Nasdaq Global Select Market

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2020, Guerrino De Luca, one of Logitech’s directors and the former Chairperson of the board of directors, confirmed that he will not stand for re-election to the Company’s board of directors at the Company’s 2020 Annual General Meeting, when his current term ends.

Item 8.01    Other Events
Appointment of Executive Officer
On July 1, 2020, Logitech’s board of directors designated Samantha Harnett, Logitech’s General Counsel, as a member of Logitech’s Group Management Team and as an executive officer of the Company, effective as of July 1, 2020. Samantha Harnett, age 44, joined Logitech as General Counsel in June 2020. Prior to joining Logitech, Ms. Harnett served in various legal and management roles at Eventbrite, Inc., a global self-service ticketing and experience technology platform, most recently as Chief Legal and Operations Officer from October 2019 to June 2020.  She also served as Senior Vice President, General Counsel from May 2018 to October 2019 and Vice President, General Counsel from November 2015 to May 2018.  From March 2005 to November 2015, Ms. Harnett served in various positions at ZipRealty, Inc., a real estate technology and online brokerage company, including most recently as General Counsel and Senior Vice President of Business Development from October 2009 to November 2015.  She also served as an associate at Wilson Sonsini Goodrich and Rosati, P.C.  Ms. Harnett holds a BA degree from California State University and a JD from Santa Clara University School of Law.
Compensatory Arrangements for New Executive Officer
In connection with Samantha Harnett becoming a member of Logitech’s Group Management Team, Logitech entered into an Employment Agreement with Ms. Harnett as of July 1, 2020, providing for a nine-month notice period (other than in the case of termination for cause by the Company), during which Ms. Harnett could continue her employment with the Company and would continue to receive her standard salary and bonus compensation, equity vesting and other benefits during that continued employment period.  The foregoing summary of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Employment Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020.
Ms. Harnett will also continue to be entitled to participate in the compensation and benefit programs generally available to Logitech’s executive officers in the United States.

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Nate Olmstead

Nate Olmstead
Chief Financial Officer

July 1, 2020